POWER OF ATTORNEY
                                -----------------

     KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, WELLS FAMILY OF REAL ESTATE FUNDS, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the "Trust"), has filed with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended, a registration statement with respect to the issuance and sale of the shares of the Trust; and

     WHEREAS, the undersigned is a Trustee of the Trust, as indicated beside his name;

     NOW, THEREFORE, the undersigned hereby constitutes and appoints LEO F. WELLS, III, WADE R. BRIDGE and JOHN F. SPLAIN, and each of them, his attorneys for him and in his name, place and stead, to execute and file any amendments to the Trust's registration statement, as required, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 14th day of December, 2005.

/s/ Michael R. Buchanan               /s/ Richard W. Carpenter              /s/ Bud Carter
--------------------------------      --------------------------------      --------------------------------
Michael R. Buchanan, Trustee          Richard W. Carpenter, Trustee         Bud Carter, Trustee


/s/ William H. Keogler, Jr.           /s/ Donald S. Moss                    /s/ Walter W. Sessoms
--------------------------------      --------------------------------      --------------------------------
William H. Keogler, Jr., Trustee      Donald S. Moss, Trustee               Walter W. Sessoms, Trustee


/s/ Neil H. Strickland                /s/ Leo f. Wells III                  /s/ W. Wayne Woody
--------------------------------      --------------------------------      --------------------------------
Neil H. Strickland, Trustee           Leo F. Wells, III, Trustee            W. Wayne Woody, Trustee

STATE OF GEORGIA                        )
                                        )  ss:
COUNTY OF         Gwinnett              )
           -------------------------

     Before me, a Notary Public, in and for said county and state, personally appeared the above listed individuals, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that he executed and delivered the same for the purposes therein expressed.

     WITNESS my hand and official seal this 14th day of December, 2005.

                                               /s/ L.A. Wolek
                                               ------------------------
                                               Notary Public

                                               Commission Expires: June 10, 2006